                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


The following is a list of the principal subsidiaries of the Company. Such subsidiaries are incorporated or organized in the jurisdictions indicated.

                                                State or Jurisdiction
                                                    of Incorporation
                                                  ---------------------

The Union Corporation (Registrant)                    Delaware
Name of Subsidiary (1)
- ------------------
 Allied Bond & Collection Agency, Inc. (2)            Delaware
 Capital Credit Corporation                           Delaware
 Transworld Systems, Inc.                             California
 UCO Properties, Inc.                                 Delaware
 Union Financial Services Group, Inc.                 Nevada



(1) Does not include inactive subsidiaries.
(2) Allied Bond & Collection Agency, Inc. has the following wholly-owned subsidiary:
      American Child Support Service Bureau Inc. (Pennsylvania).